EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated July 17, 2000, relating to the consolidated financial statements and financial statement schedule of Resources Connection, Inc. and its subsidiaries and our reports, dated August 6, 1999, relating to the financial statements and financial statement schedule of Resources Connection LLC, which appear in Resources Connection, Inc.'s S-1 Registration Statement (No. 333-45000).


/s/ PricewaterhouseCoopers LLP

Orange County, California
January 26, 2001